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                                  $200,000,000

                         FINLAY FINE JEWELRY CORPORATION

                          8 3/8% SENIOR NOTES DUE 2012

                               PURCHASE AGREEMENT

                                                                    May 27, 2004

CREDIT SUISSE FIRST BOSTON LLC
   As Representative of the Several Purchasers,
      Eleven Madison Avenue,
      New York, N.Y.  10010-3629

Dear Sirs:

      1. Introductory. Finlay Fine Jewelry Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S. $200,000,000 principal amount of its 8 3/8% Senior Notes due 2012 ("OFFERED SECURITIES") to be issued under an indenture to be dated as of June 3, 2004 (the "INDENTURE"), between the Company and HSBC Bank USA, as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the "SECURITIES ACT").

      The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be dated as of June 3, 2004 among the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the "COMMISSION") registering the resale of the Offered Securities under the Securities Act.

      Each of the Company and Finlay Enterprises, Inc., a Delaware corporation and the sole stockholder of the Company ("Parent"), hereby agree with the several Purchasers as follows:

      2. Representations and Warranties of the Company and the Parent. Each of the Company and the Parent represents and warrants to, and agrees with, the several Purchasers that:

            (a) A preliminary offering circular and an offering circular relating to the Offered Securities have been prepared by the Company. Such preliminary offering circular, including the documents incorporated by reference therein (the "PRELIMINARY OFFERING CIRCULAR"), and offering circular, including the documents incorporated by reference therein (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, together with the documents listed in Schedule B hereto and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "OFFERING DOCUMENT." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, each of the Parent's and the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Parent and the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material

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      fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            (b) The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture (assuming the due authentication of the Offered Securities by the Trustee in accordance with the terms of the Indenture), will have been duly executed, authenticated, issued and delivered, will conform to the description thereof contained in the Offering Document and the Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing (to the extent such term is recognized in such jurisdiction) in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole or the Parent and its subsidiaries taken as a whole, or the ability of the Company to execute, deliver and perform this Agreement, the Registration Rights Agreement and the Indenture and consummate the transactions contemplated hereby and thereby (a "MATERIAL ADVERSE EFFECT"); all of the issued and outstanding capital stock of the Company is owned by the Parent directly, free from liens, encumbrances and defects, except as disclosed in the Offering Document.

            (d) The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company. Each domestic subsidiary of the Company has been duly incorporated or formed. Except for the entities listed on Schedule C-1 (which entities are dormant entities that hold no material assets and conduct no business), each subsidiary of the Company is a corporation which has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation and duly qualified to do business as a foreign corporation in good standing (to the extent such term is recognized in such jurisdiction) in all other jurisdictions in the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing, considering all such cases in the aggregate, would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and all of the capital stock of each subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects except (i) as otherwise set forth in the Offering Document, (ii) for statutory liens for current taxes, assessments or other governmental charges not yet due and payable or the amount of which is being contested in good faith by appropriate proceedings and (iii) for restrictions and other limitations on the transfer thereof pursuant to applicable federal, state and foreign securities laws.

            (e) The Indenture has been duly authorized by the Company and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered and will conform to the description thereof contained in the Offering Document and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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            (f) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (g) On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement) will have been duly authorized by the Company. When the Exchange Securities are issued, executed and authenticated by the Trustee in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) (assuming the due authentication of the Exchange Securities by the Trustee in accordance with the terms of the Indenture), the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (h) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Parent or the Company and any person that would give rise to a valid claim against the Parent, the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale by the Company of the Offered Securities.

            (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (i) for the filing of a notice of sale on Form D as required by Regulation D under the Securities Act, (ii) under applicable state securities or "blue sky" laws and (iii) with respect to the Exchange Securities, under the Securities Act and the Trust Indenture Act of 1939, as amended.

            (j) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and the issuance of the Exchange Securities and compliance with the terms and provisions thereof, and the application of the proceeds of such offering, as described in the Offering Circular under the caption "Use of Proceeds," do not and will not (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational documents) of the Parent, the Company or any subsidiary of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree of any governmental body or any court having jurisdiction over the Parent, the Company or any subsidiary of the Company or any of their properties, assets or operations (assuming the accuracy of the representations and warranties of the Purchasers in Section 4 hereof and assuming compliance with state securities or "blue sky" laws with respect to the Offered Securities) or (iii) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any agreement or instrument to which the Parent, the Company or any subsidiary of the Company is a party or by which any of them or any of their respective properties or assets is or may be bound, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches or defaults as would not, considering all such cases in the aggregate, have a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (k) This Agreement has been duly authorized, executed and delivered by the Parent and the Company. This Agreement conforms in all material respects to the description thereof contained in the Offering Document.

            (l) The Registration Rights Agreement has been duly authorized by the Company and on the Closing Date (as defined below), the Registration Rights Agreement will have been duly executed and delivered by the Company and will conform in all material respects to the description thereof contained in the Offering Document and will constitute a valid and binding agreement of the

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      Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (m) Neither Parent nor the Company nor any subsidiary of the Company is (i) in violation of its respective charter or by-laws or (ii) except as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which the Parent, the Company or any subsidiary of the Company is a party or by which the Parent, the Company or any subsidiary of the Company or their respective property is bound.

            (n) The statistical and industry related data included in the Offering Document is based on or derived from the Company's records or other sources which the Company reasonably and in good faith believes to be reliable and agrees with the sources from which it was derived.

            (o) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities or Exchange Securities registered pursuant to any registration statement.

            (p) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and except as disclosed in the Offering Document, (i) the Parent, the Company and the subsidiaries of the Company have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and (ii) the Parent, the Company and the subsidiaries of the Company hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

            (q) Neither Parent nor the Company nor any subsidiary of the Company has received any notice that any default by Parent or the Company or any subsidiary of the Company has occurred and is continuing under any of the license agreements with host store groups described or identified in the Offering Document to which Parent or the Company or any subsidiary of the Company are a party and no condition exists which could individually or in the aggregate reasonably be expected to result in the termination or nonrenewal of any such license agreement except as disclosed in the Offering Document; each such license agreement has been duly authorized (and, in the case of written license agreements, duly and validly executed and delivered) by and on behalf of Parent or the Company and the Company's subsidiaries, as the case may be, and, assuming the due authorization (and, in the case of written license agreements, the due and valid execution and delivery) thereof by the other party or parties thereto, is the valid and binding obligation of Parent and the Company, the subsidiaries of the Company and such other party or parties, as the case may be, enforceable in accordance with its respective terms against the respective parties thereto subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and neither Parent nor the Company nor any of the subsidiaries of the Company has received any notice (whether actual or constructive) that the licensor thereunder is considering limiting, suspending, revoking or non-renewing any such license.

            (r) The Company and the subsidiaries of the Company possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them in all material respects; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Parent, the Company or any subsidiary of the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

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            (s) Except as would not, individually or in the aggregate, have a
      Material Adverse Effect, no labor disturbance (i) by the employees of the Company or any subsidiary of the Company or (ii) to the knowledge of the Company, by the employees of any material supplier to the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent.

            (t) The Company and the subsidiaries of the Company exclusively own, or have licensed or can license on reasonable terms, the right to use all trademarks, trade names and copyrights, and the rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property and proprietary rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them (collectively, the "COMPANY RIGHTS") except where the failure to own, license or use such intellectual property rights would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and such rights are valid and enforceable. The Company and the subsidiaries of the Company have taken all actions necessary or advisable in order to protect the Company Rights and to acquire intellectual property rights consistent with the Company's industry. The Company and the subsidiaries of the Company have not infringed or violated, and are not infringing or violating, the intellectual property rights of any third party in a manner that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries of the Company has received any notice of or inquiry as to any claimed infringement of or conflict with asserted rights of any third party, or any notice of or inquiry as to enforceability or validity, with respect to any Company Rights, and they are unaware of any basis for any such claims. The Company and the subsidiaries of the Company are not aware that any of the Company Rights are being infringed or violated by any third party.

            (u) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) the properties, assets and operations of the Company and the subsidiaries of the Company are in compliance with, and hold any and all permits, authorizations and approvals required under, all applicable federal, state, local and foreign environmental laws, rules and regulations, orders, decrees, judgments, permits, licenses, other binding requirements, or common law, relating to or addressing the environment or the health and safety of humans or other living organisms, and to the protection, clean-up, or restoration of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the production, extraction, processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, "ENVIRONMENTAL LAWS"), (B) with respect to such properties, assets and operations (including any previously owned, leased or operated properties, assets or operations with respect to such prior period of ownership or operation), there are no past, present or, to the knowledge of the Company, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of the subsidiaries of the Company that may interfere with or prevent compliance or continued compliance by the Company and the subsidiaries of the Company with applicable Environmental Laws and (C) neither the Company nor any of the subsidiaries of the Company is, to the best knowledge of the Company, the subject of any investigation, and neither the Company nor any of the subsidiaries of the Company has received any written notice or claim (or is aware of any facts that would be expected to result in any such claim), nor is bound by an judgment, decree or order, nor entered into any negotiations or agreements with any third party, relating to any liability or potential liability or remedial action or potential remedial action under Environmental Laws, nor are there any pending, reasonably anticipated or, to the best knowledge of the Company, threatened actions, suits or proceedings against or affecting the Company, any of the subsidiaries of the Company or their properties, assets or operations in connection with any such Environmental Laws. The term "hazardous materials" shall mean any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances, or wastes) that are regulated by or form the basis for liability under any applicable Environmental Laws.

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            (v) There is and has been no failure on the part of the Parent or the Company or any of the Parent's or the Company's directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

            (w) All "pension plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA")) maintained by the Company or any subsidiary of the Company that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such plans are so qualified and to the knowledge of the Company no fact exists which could adversely affect the qualified status of any such plans; neither the Company nor any subsidiary maintains or is required to contribute to a "welfare plan" (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); neither the Company nor any ERISA Affiliate has ever maintained a pension plan subject to Section 412 of the Code or Title IV of ERISA; neither the Company nor any ERISA Affiliate has ever been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA); each pension plan, welfare plan or other benefit plan established or maintained by the Company and/or any subsidiary is in compliance in all material respects with the currently applicable provisions of the plan, ERISA, the Code and all other applicable laws; and no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect. For the purposes of this section, the term "ERISA Affiliate" of the Company or any subsidiary means any person or entity which, together with the Company or any subsidiary, would be treated as a single employer under Section 414 of the Code.

            (x) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or, to the Parent's or the Company's knowledge, affecting the Parent, the Company, any subsidiary of the Company or any of their respective properties that, if determined adversely to the Parent, the Company or any subsidiary of the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and, to the Parent's or the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

            (y) The historical financial statements included in the Offering Document present fairly the financial position of the Parent and the Company and their consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as otherwise stated therein. The assumptions used in preparing the pro forma financial information included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma financial information reflects the proper application of those adjustments to the corresponding historical financial statement amounts, in accordance with Regulation S-X under the Securities Act.

            (z) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (aa) The Parent, the Company and the subsidiaries of the Company maintain a system of internal accounting controls that the Parent and the Company believe provide reasonable assurance that they are sufficient for purposes of the prevention or detection of errors or irregularities in amounts that could reasonably be expected to be material to the Parent's or the Company's

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      consolidated financial statements and the recording of transactions so as to permit the preparation of such consolidated financial statements in conformity with generally accepted accounting principles.

            (bb) The Parent, the Company and the subsidiaries of the Company carry or are entitled to the benefits of insurance in such amounts as are appropriate for the businesses in which they are engaged, and, to the knowledge of the Parent and the Company, all such insurance is in full force and effect.

            (cc) Deloitte & Touche LLP, who have certified certain financial statements of the Parent and its subsidiaries, and the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations of the Commission thereunder.

            (dd) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Parent or the Company that it is considering imposing) any condition (financial or otherwise) on the Parent's or the Company's retaining any rating assigned to the Parent or the Company or any securities of the Parent or the Company or (ii) has indicated to the Parent or the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Parent, the Company or any securities of the Parent or the Company.

            (ee) The Parent, the Company and each subsidiary of the Company have filed on a timely basis all tax returns required to be filed other than any filing being contested in good faith or as to which the Company has requested an extension for filing, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such returns are complete and correct in all material respects, and neither the Parent, the Company nor any subsidiary of the Company is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.

            (ff) The Parent is subject to the reporting requirements of either
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system and the Company voluntarily complies with such reporting requirements and files such reports.

            (gg) Each of the Parent and the Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT") ; and each of the Parent and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

            (hh) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, will contain all the information that, if requested by a prospective purchaser of the Offered Securities would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

            (ii) Neither the Company nor any subsidiary of the Company nor any agent thereof acting on the behalf of them (other than the Purchasers, as to whom no representation is made) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

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            (jj) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company or any of its representatives (other than the Purchasers, as to whom the Company make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

            (kk) Assuming the accuracy of the Purchasers' representations contained in Section 4 hereof, the offer and sale of the Offered Securities by the Company to the several Purchasers and the resale of the Offered Securities by the Purchasers, in each case in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

            (ll) Neither the Company, nor any of its affiliates, nor (assuming the accuracy of the Purchasers' representations and warranties set forth in Section 4 hereof) any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act ("REGULATION S")) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

            (mm) Neither the Company nor any of its affiliates nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered Securities.

            (nn) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

            (oo) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 98% of the principal amount thereof plus accrued interest from June 3, 2004 to the Closing Date (as hereinafter defined) the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

      The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more permanent global Securities in registered form without interest coupons (the "OFFERED REGULATION S GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act ("RULE 144A" and such securities the "144A SECURITIES") in the form of one permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

      Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB LLC drawn to the order of (or as directed by) the Company at the office of Dewey Ballantine LLP at 10:00 A.M., (New York time), on June 3, 2004, or at such other time not later than seven full business days thereafter as CSFB LLC and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Dewey Ballantine LLP at least 24 hours prior to the Closing Date.

      4. Representations by Purchasers; Resale by Purchasers.

            (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the Closing Date, only in accordance with Rule 144A or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

            Terms used in this subsection (b) have the meanings given to them by Regulation S.

            (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

            (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the issue date of the Offered Securities, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")), received by it in connection with the issue or sale of such Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Offered Securities in, from or otherwise involving the United Kingdom.

      5. Certain Agreements of the Company and the Parent. The Company and the Parent agree with the several Purchasers that:

            (a) Prior to the completion of the resale of the Offered Securities by the Purchasers, the Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent, which consent will not be unreasonably withheld; provided, that this provision will not prohibit the Company from complying in a timely manner with its disclosure obligations under applicable securities laws and applicable stock exchange requirements with respect to events occurring after the date of this Agreement.. If, at any time prior to the earlier of (i) the completion of the resale of the Offered Securities by the Purchasers and (ii) effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it is necessary to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFB of such event and promptly will prepare and deliver sufficient copies to each Purchaser of, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Upon receipt of such notice, each Purchaser will discontinue use of the Offering Document in connection with the offer or sale of the Offered Securities until such Purchaser has received an amendment or supplement pursuant hereto. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (b) The Company will furnish to CSFB copies of any Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests, and the Company will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to
      Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

            (c) The Company will use reasonable best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction if not otherwise so subject.

            (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

            (e) During the period of two years after the Closing Date, the Company will not, and, to the best of its ability, will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them if after such resale such Offered Securities would be deemed "restricted securities" as defined in Rule 144 under the Securities Act.

            (f) During the period of two years after the Closing Date, neither the Parent nor the Company will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers, (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities, (iii) the cost of qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) for any reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as CSFB designates (subject to Section 5(c)) and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will reimburse the Purchasers for all reasonable and documented fees travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities. Such amount may be deducted from the purchase price as set forth in
      Section 3 hereof.

            (h) In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (i) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any U.S. dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB and J. P. Morgan Securities Inc. (which consent shall not be unreasonably withheld), except the issuance of Exchange Securities pursuant to the Registration Rights Agreement; provided, however, that the foregoing shall not prohibit the Company from entering into interest rate swaps, collars or other similar hedging transactions relating to the Company's other long term debt and obligations. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

            (j) The Company will apply the net proceeds of the offering and sale of the Offered Securities received by the Company in the manner set forth in the Offering Document under the caption "Use of Proceeds."

            (k) The Company will use its reasonable best efforts to effect the inclusion of the Offered Securities in PORTAL.

      6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Parent and the Company herein on the date hereof and on the Closing Date, to the accuracy of the statements of officers of the Parent and the Company made pursuant to the provisions hereof, to the performance by the Parent and the Company of their respective obligations hereunder and to the following additional conditions precedent:

            (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                  (i) in their opinion the financial statements examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                  (ii) on the basis of a reading of the latest available interim financial statements of the Parent and the Company, inquiries of officials of the Parent and the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements included in the
                  Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                        (B) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Parent or the Company and their consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                        (C) for the period from the closing date of the latest
                  income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated net sales, net operating income, consolidated net income or in the ratio of earnings to fixed charges;

            except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

                  (iii) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Parent and the Company and the subsidiaries of the Company subject to the internal controls of the Parent and the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Parent and its subsidiaries taken as one enterprise or the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Parent or the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Parent or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Parent or the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Parent or the Company on any exchange or in the over-the-counter market;
      (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering, sale or delivery of and payment for the Offered Securities.

            (c) The Purchasers shall have received an opinion, dated the Closing Date, of Blank Rome LLP, counsel for the Parent and the Company, that:

                  (i) The Indenture has been duly authorized, executed and
            delivered by the Company; the Offered Securities have been duly authorized, executed, issued and delivered and conform to the description thereof contained in the Offering Document; and the Indenture and the Offered Securities (assuming the Offered Securities are duly authenticated by the Trustee in accordance with the provisions of the Indenture and paid for by the Purchasers in accordance with the terms of this Agreement) constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

                  (ii) The Registration Rights Agreement has been duly
            authorized, executed and delivered by the Company. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Document. The Registration Rights Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

                  (iii) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                  (iv) The Exchange Securities have been duly authorized by the
            Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

                  (v) Each of the Parent and the Company is not an open-end
            investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT") ; and each of the Parent and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act;

                  (vi) No consent, approval, authorization or order of, or
            filing with, any United States federal, New York State or Delaware court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except (i) such as may be required under state securities laws, (ii) with respect to the Offered Securities, the filing of a notice of sale on Form D as required by Rule 503 of Regulation D under the Securities Act, (iii) with respect to the Exchange Securities, as may be required under the Trust Indenture Act of 1939, as amended and (iv) for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective;

                  (vii) The execution, delivery and performance of the
            Indenture, this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Offered Securities and the issuance of the Exchange Securities and compliance with the terms and provisions thereof, and the application of the proceeds of such offering, as described in the Offering Circular under the caption "Use of Proceeds," do not and will not (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational documents) of the Parent, the Company or any domestic subsidiary of the Company or (ii) conflict with or violate any federal or state law, rule or regulation which an attorney in the exercise of customary professional diligence would reasonably recognize as being applicable to transactions of the type contemplated by this Agreement, Registration Rights Agreement and Indenture, including without limitation any applicable regulations of the Commission and other federal and state governmental or regulatory authorities or courts and orders, judgments and decrees known to us and applicable to the Parent, the Company or any subsidiary of the Company or any of their respective properties or assets, except, in the case of clause (ii), for such conflicts or violations as would not, considering all such cases in the aggregate, have a Material Adverse Effect.

                  (viii) This Agreement has been duly authorized, executed and delivered by the Parent and the Company. This Agreement conforms in all material respects to the description thereof contained in the Offering Document;

                  (ix) Assuming (a) as to factual matters, the accuracy of and compliance with the representations, warranties and covenants of the Company in this Agreement, (b) the accuracy of and compliance with the representations, warranties and covenants of the Purchasers in this Agreement and (c) that the offering and sale of the Offered Securities is conducted solely in the manner contemplated by this Agreement and the Offering Document, no registration of the Offered Securities under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the offer, sale and delivery of the Offered Securities to the several Purchasers and the initial resale of the Offered Securities by the Purchasers (it being understood that such counsel will not express any opinion as to any subsequent resale of any of the Offered Securities);

                  (x) The statements set forth in the Offering Circular under the caption "Certain United States Federal Income and Estate Tax Considerations," to the extent such statements constitute a summary of matters of United States Federal income tax law and legal conclusions with respect thereto fairly present in all material respects such legal matters; and

                  (xi) The statements set forth in the Offering Circular under the captions "Offering Circular Summary -- The Offering," "Certain Relationships and Related Party Transactions," "Description of Indebtedness and Other Obligations," "Description of the Notes," "Plan of Distribution" and "Transfer Restrictions," insofar as they purport to constitute summaries of matters of law and legal matters or the documents referred to therein, are correct in all material respects.

            Such counsel will also advise that, while such counsel has not undertaken any independent investigation to determine the existence or absence of any factual circumstances or conditions, and do not assume any responsibility for or pass upon the accuracy, completeness or fairness of the statements in the Offering Circular, such counsel has participated in the preparation of the Offering Circular and in conferences with officers and other representatives of the Company, the Parent, the Purchasers and their counsel and representatives of the independent public accountants for the Company and the Parent, at which conferences the contents of the Offering Circular and related matters were discussed, and nothing has come to such counsel's attention that has caused such counsel to believe that the Offering Circular, or any amendment or supplement thereto, as of the date thereof and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, in the light of the circumstances under which they were made. Notwithstanding the foregoing, such counsel need not express any belief with respect to (i) the financial statements and the notes and schedules thereto included in, incorporated by reference into or omitted from the Offering Circular or (ii) any financial data (or statistical data derived from such financial statements or financial data) contained in, incorporated by reference in or omitted from the Offering Circular.

            (d) The Purchasers shall have received an opinion, dated the Closing Date, of Bonni G. Davis, Esq. General Counsel of the Company and the Parent, that:

                  (i) The Company is a corporation duly organized, validly
            existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing (to the extent such term is recognized in such jurisdiction) in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing, considering all such cases in the aggregate, would not have a Material Adverse Effect; all of the issued and outstanding capital stock of the Company is owned by the Parent directly, free from liens, encumbrances and defects, except as disclosed in the Offering Document;

                  (ii) The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company. Each subsidiary of the Company (i) has been duly incorporated or formed and (ii) except for the entities listed on Schedule C-1 (which entities are dormant entities that hold no assets and conduct no business), is a corporation, in good standing under the laws of the jurisdiction of its incorporation duly organized, validly existing and duly qualified to do business as a foreign corporation in good standing (to the extent such term is recognized in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing, considering all such cases in the aggregate, would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and all of the capital stock of each subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except as disclosed in the Offering Document;

                  (iii) The execution, delivery and performance of the
            Indenture, this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Offered Securities and the issuance of the Exchange Securities and compliance with the terms and provisions thereof, and the application of the proceeds of such offering, as described in the Offering Circular under the caption "Use of Proceeds," do not and will not result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any agreement or instrument to which the Parent, the Company or any subsidiary of the Company is a party or by which any of them or any of their respective properties or assets is or may be bound, except for such conflicts, violations, breaches or defaults as would not, considering all such cases in the aggregate, have a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                  (iv) To such counsel's knowledge, there are no pending,
            threatened or contemplated actions, suits or proceedings against or affecting the Parent, the Company, any subsidiary of the Company or any of their respective properties that, if determined adversely to the Parent, the Company or any subsidiary of the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

                  (v) To such counsel's knowledge, neither Parent nor the
            Company nor any of the subsidiaries of the Company has received any notice that any default by Parent or the Company or any of the subsidiaries of the Company has occurred and is continuing under any of the license agreements with host store groups described or identified in the Offering Document to which Parent or the Company or any of the subsidiaries of the Company are a party and no condition exists which could individually or in the aggregate reasonably be expected to result in the termination or nonrenewal of any such license agreement, except as disclosed in the Offering Document;

                  (vi) To such counsel's knowledge, neither Parent nor the
            Company nor any subsidiary of the Company is (i) in violation of its respective charter or by-laws or (ii) except as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which the Parent, the Company or any subsidiary of the Company is a party or by which the Parent, the Company or any subsidiary of the Company or their respective property is bound;

                  (vii) To such counsel's knowledge, except as disclosed in the
            Offering Document, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities or Exchange Securities registered pursuant to any registration statement; and

                  (viii) The descriptions under the headings "Business -- Terms of Lease Agreements" and "Legal Proceedings" in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004 of each of the Parent and the Company of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown.

            Such counsel will also advise that, while such counsel has not undertaken any independent investigation to determine the existence or absence of any factual circumstances or conditions, and does not assume any responsibility for or pass upon the accuracy, completeness or fairness of the statements in the Offering Circular, such counsel has participated in the preparation of the Offering Circular and in conferences with officers and other representatives of the Company, the Parent, the Purchasers and their counsel and representatives of the independent public accountants for the Company and the Parent, at which conferences the contents of the Offering Circular and related matters were discussed, and nothing has come to such counsel's attention that has caused such counsel to believe that that the Offering Circular, or any amendment or supplement thereto, as of the date thereof and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, in the light of the circumstances under which they were made. Notwithstanding the foregoing, such counsel need not express any belief with respect to (i) the financial statements and the notes and schedules thereto included in, incorporated by reference into or omitted from the Offering Circular or (ii) any financial data (or statistical data derived from such financial statements or financial data) contained in, incorporated by reference in or omitted from the Offering Circular.

            (e) The Purchasers shall have received from Dewey Ballantine LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the

      Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Purchasers shall have received certificates, dated the Closing Date, of the President or any Vice President and the principal financial or accounting officer of the Parent and the Company, respectively, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the respective representations and warranties of the Parent and the Company in this Agreement are true and correct, that the Parent and the Company have complied with all of their respective agreements and satisfied all respective conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document (exclusive of any amendments or supplements thereto on or after the date of this Agreement) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole, except as set forth in the Offering Document or as described in such certificates.

            (g) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection
      (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

      7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers and affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Parent and the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser (or any person controlling any Purchaser) with respect to any losses, claims, damages arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Circular or (y) the omission or alleged omission to state in the Preliminary Offering Circular a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company furnished sufficient copies of the Offering Circular to all persons purchasing notes from the Purchasers in the initial resale of such notes (such persons, "Initial Resale Purchasers") at or prior to the written confirmation of the sale of the Offered Securities to such person; (2) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Offered Securities in the initial resale from the Purchasers and a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser; and (3) the Offering Circular would have cured the defect giving rise to such losses, claims, damages or liabilities.

      (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document under the caption "Plan of Distribution" furnished on behalf of each Purchaser: the names of the Purchasers set forth in paragraph one; paragraph three; the third sentence of paragraph ten; and the second sentence of paragraph thirteen; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or
(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the election of the indemnifying party to assume the defense of such litigation or proceeding, such indemnified party shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such reasonable fees, costs and expenses at least quarterly (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the indemnifying party shall not be required to bear the fees, costs and expenses of more than one such counsel in addition to any local counsel) if (i) in the reasonable judgment of such indemnified party the use of counsel chosen by the indemnifying party to represent such indemnified party would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an indemnified party and the indemnifying party, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it or to other indemnified parties that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iii) the indemnifying party shall not have employed counsel satisfactory to such indemnified party, in the exercise of the indemnified party's reasonable judgment, to represent such indemnified party within a reasonable time after notice of the institution of such litigation or proceeding or (iv) the indemnifying party shall authorize in writing such indemnified party to employ separate counsel at the expense of the indemnifying party. In any action or proceeding the defense of which the indemnifying party assumes, the indemnified party shall have the right to participate in such litigation and retain its own counsel at such indemnified party's own expense. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

      (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

      (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

      8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in
Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Parent and the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Parent, the Company or any of their respective representatives, officers or directors or any controlling person or any affiliate of any Purchaser, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the obligations of (i) the Company and (ii) the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, any other default or breach of this Agreement by the Purchasers or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or
(viii) of Section 6(b), the Company will reimburse the Purchasers for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Parent or Company, will be mailed, delivered or telegraphed and confirmed to it at 529 Fifth Avenue, 6th Floor, New York, NY 10017, Attention: Vice President, Secretary and General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

      12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      The Parent and the Company hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                  Very truly yours,

                                       FINLAY FINE JEWELRY CORPORATION

                                       By: /s/ Bruce E. Zurlnick
                                           --------------------------------
                                           Name:  Bruce E. Zurlnick
                                           Title: Senior Vice President,
                                                  Treasurer and CFO


                                       FINLAY ENTERPRISES, INC.

                                       By: /s/ Bruce E. Zurlnick
                                           --------------------------------
                                           Name:  Bruce E. Zurlnick
                                           Title: Senior Vice President,
                                                  Treasurer and CFO

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON LLC

By: /s/ Andrew R. Taussig
    --------------------------------
    Name:  Andrew R. Taussig
    Title: Managing Director

    Acting on behalf of itself
    and as the Representative
    of the several Purchasers.

                                   SCHEDULE A

                                                      PRINCIPAL AMOUNT OF
      PURCHASER                                       OFFERED SECURITIES
      ---------                                       ------------------
Credit Suisse First Boston LLC...................     $120,000,000
J.P. Morgan Securities Inc.......................     $60,000,000
SG Americas Securities, LLC......................     $20,000,000






                                                      ------------
                  Total..........................     $200,000,000
                                                      ============

                                   SCHEDULE B


                                      None.

                                   SCHEDULE C

                                  SUBSIDIARIES

Subsidiary                                            Jurisdiction
----------                                            ------------

Finlay Fine Jewelry Corporation                         Delaware
Finlay Jewelry, Inc.                                    Delaware
Finlay Merchandising & Buying, Inc.                     Delaware
Sonab Holdings, Inc.                                    Delaware
Sonab International, Inc.                               Delaware
Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.     France
eFinlay, Inc.                                           Delaware

                                  SCHEDULE C-1

                              INACTIVE SUBSIDIARIES

Subsidiary                                            Jurisdiction
----------                                            ------------

Finlay Jewelry, Inc.                                     Delaware
Sonab Holdings, Inc.                                     Delaware
Sonab International, Inc.                                Delaware
Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.      France